Exhibit 99.1

Monroe Capital Corporation Declares First Quarter 2014 Dividend of $0.34 Per Share and Announces Fourth Quarter and Full Year 2013 Financial Results

CHICAGO, IL, March 7, 2014 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced that the Board of Directors has declared a first quarter 2014 dividend of $0.34 per share, payable on March 28, 2014 to stockholders of record on March 18, 2014. Monroe Capital Corporation also announced financial results for the fourth quarter and full year ended December 31, 2013.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Fourth Quarter 2013 Financial Highlights

•	Net increase in net assets resulting from operations of $2.5 million, or $0.25 per share
•	Net investment income of $3.2 million, or $0.32 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $3.1 million, or $0.31 per share

•	Net asset value (“NAV”) of $138.1 million, or $13.92 per share

•	Paid quarterly dividend of $0.34 per share on December 27, 2013

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report strong performance for the fourth quarter of 2013, evidenced by the growth in our net investment income per share to $0.32 per share from $0.27 per share in the third quarter of 2013. We were able to significantly grow our investment portfolio during both the quarter and year, as we leveraged Monroe Capital’s robust national loan origination platform. Our principal amount of invested assets increased to $211.4 million as of December 31, 2013, an increase of $41.6 million for the quarter and $77.4 million for the year. We expect to continue to grow the portfolio throughout 2014, including in our newly-licensed SBIC subsidiary, as we remain focused on creating long-term value for our shareholders.”

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Growth of the Investment Portfolio

The following charts depict the significant growth of the Company’s investment portfolio since the pricing of its initial public offering on October 24, 2012:

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Selected Financial Highlights

(in thousands, except per share data)

	December 31, 2013	September 30, 2013
Statements of Assets and Liabilities data:	(audited)	(unaudited)
Investments, at fair value	$207,920	$169,433
Total assets	$225,681	$203,788
Net asset value	$138,092	$140,133
Net asset value per share	$13.92	$14.01

	For the quarter ended
	December 31, 2013	September 30, 2013
Statements of Operations data:	(unaudited)
Net investment income	$3,184	$2,413
Adjusted net investment income (1)	$3,074	$2,450
Net gain (loss) on investments and secured borrowings	$(672)	$(447)
Net increase in net assets resulting from operations	$2,512	$1,966

Per share data:
Net investment income	$0.32	$0.27
Adjusted net investment income (1)	$0.31	$0.27
Net gain (loss) on investments and secured borrowings	$(0.07)	$(0.05)
Net increase in net assets resulting from operations	$0.25	$0.22

(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income.

Portfolio Review

The Company had debt and equity investments in 42 portfolio companies, with a total fair value of $207.9 million, as of December 31, 2013 as compared to debt and equity investments in 39 portfolio companies, with a total fair value of $169.4 million, as of September 30, 2013. As of December 31, 2013, the weighted average contractual yield on the Company’s investments was 9.9% and the effective yield was 10.7% as compared to the weighted average contractual yield of 9.5% and effective yield of 10.5% as of September 30, 2013.

Financial Review

Results of Operations: Fourth Quarter 2013

Net investment income was $3.2 million, or $0.32 per share, for the quarter ended December 31, 2013, an increase of $0.8 million over the $2.4 million of net investment income, or $0.27 per share, for the quarter ended September 30, 2013. Adjusted net investment income was $3.1 million, or $0.31 per share, for the quarter ended December 31, 2013, an increase of $0.6 million over the $2.5 million of adjusted net investment income, or $0.27 per share, for the quarter ended September 30, 2013. The increase in adjusted net investment income per share was primarily attributable to increases in interest income as the Company continued to deploy the proceeds from the capital raised during the second quarter into new portfolio investments.

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Net gain (loss) on investments and secured borrowings was $(0.7) million for the quarter ended December 31, 2013, an increase in losses of $0.3 million, from the $(0.4) million of net gain (loss) on investments and secured borrowings for the quarter ended September 30, 2013.

Net increase in net assets resulting from operations was $2.5 million, or $0.25 per share, for the quarter ended December 31, 2013, compared to $2.0 million of net increase in net assets resulting from operations, or $0.22 per share, for the quarter ended September 30, 2013. This increase is primarily the result of increases in interest income as the Company continued to deploy proceeds from the capital raised in the second quarter into portfolio investments, partially offset by declines in certain portfolio company valuations. The Company’s NAV per share declined to $13.92 per share at December 31, 2013 from $14.01 per share at September 30, 2013.

Results of Operations: Full Year 2013

Net investment income was $8.7 million, or $1.13 per share, and adjusted net investment income was $8.9 million, or $1.17 per share for the year ended December 31, 2013 (see “Non-GAAP Financial Measure -Adjusted Net Investment Income” below). Net gain (loss) on investments and secured borrowings was $1.1 million and net increase in net assets resulting from operations was $9.8 million, or $1.28 per share, for the year ended December 31, 2013. As the Company had no substantive activities prior to October 24, 2012, the date of its initial public offering, comparable full year data is not presented.

Liquidity and Capital Resources

At December 31, 2013, the Company had $14.6 million in cash and cash equivalents and $76.0 million of total debt outstanding on its revolving credit facility. On December 19, 2013, the Company amended its revolving credit facility to increase aggregate commitments under the facility from $95.0 million to $110.0 million and expand the accordion feature to $200.0 million from $100.0 million. The amended facility also reduces pricing by 50 basis points, to LIBOR plus 3.25% per annum, with a further step down to LIBOR plus 3.00% when equity capitalization exceeds $175.0 million, and extends the maturity date to December 19, 2017. As of December 31, 2013, the Company had $34.0 million available for additional borrowings on its revolving credit facility.

The Company began making repurchases under the previously announced share repurchase plan (“Plan”) during December and as of December 31, 2013, the Company had repurchased 84,803 shares for a total cost of $1.0 million. Under the Plan, the Company may acquire up to $7.5 million of its outstanding common stock in the open market at prices below its NAV as reported in its then most recently published financial statements.

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Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended				For the year ended
	December 31, 2013		September 30, 2013		December 31, 2013
	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$3,184	$0.32	$2,413	$0.27	$8,650	$1.13
Net capital gains incentive fee	(110)	(0.01)	37	0.00	249	0.03
Adjusted net investment income	$3,074	$0.31	$2,450	$0.27	$8,899	$1.17

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

Quarterly Dividend of $0.34 Per Share Declared

Monroe announced today that its Board of Directors has declared a quarterly dividend of $0.34 per share for the first quarter of 2014, payable on March 28, 2014 to stockholders of record on March 18, 2014. The Company has adopted a dividend reinvestment plan that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash prior to the record date. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the dividend reinvestment plan prior to the record date will have their dividend automatically reinvested in additional shares of the Company’s capital stock. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company’s periodic report filed with the Securities and Exchange Commission.

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Subsidiary SBIC License Approval

On February 28, 2014, the Company’s wholly-owned subsidiary, Monroe Capital Corporation SBIC, LP, received approval for a license from the United States Small Business Administration to operate a Small Business Investment Company.

Fourth Quarter and Full Year 2013 Financial Results Conference Call

The Company will host a conference call to discuss these operating and financial results on Friday, March 7, 2014 at 11:00am ET. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID # 4466394.

A telephone replay of the conference call will be available from 2:00pm ET on March 7, 2014 until 11:59pm ET on March 15, 2014 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 4466394.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-K for the year ended December 31, 2013 to be filed with the Securities and Exchange Commission (www.sec.gov) on March 7, 2014.

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MONROE CAPITAL CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	December 31, 2013	September 30, 2013	December 31, 2012
	(audited)	(unaudited)	(audited)
ASSETS
Investments, at fair value (cost of: $206,945, $167,903, and $132,592, respectively)	$207,920	$169,433	$132,752
Cash and cash equivalents	14,603	31,757	4,060
Interest receivable	638	727	503
Deferred financing costs, net	2,091	1,605	1,750
Other assets	429	266	166
Total assets	225,681	203,788	139,231
LIABILITIES
Revolving credit facility	76,000	53,500	55,000
Secured borrowings, at fair value (proceeds of: $7,997, $8,698 and $0, respectively)	7,943	8,649	-
Interest payable on credit facility	239	53	51
Management fees payable	845	702	318
Incentive fees payable	1,067	365	6
Payable for open trades	840	-	-
Accounts payable and accrued expenses	655	386	222
Total liabilities	87,589	63,655	55,597
Net assets	$138,092	$140,133	$83,634
ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 9,918, 10,003, and 5,750
shares issued and outstanding, respectively	$10	$10	$6
Capital in excess of par value	140,038	141,190	84,633
Accumulated distributions in excess of net investment income	(2,985)	(3,015)	(1,165)
Accumulated net realized gain (loss) on investments	-	369	-
Accumulated net unrealized appreciation (depreciation) on investments and secured borrowings	1,029	1,579	160
Total net assets	$138,092	$140,133	$83,634
Net asset value per share	$13.92	$14.01	$14.54

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MONROE CAPITAL CORPORATION
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the quarter ended		For the year ended
	December 31, 2013	September 30, 2013	December 31, 2013	December 31, 2012 (1)
	(unaudited)		(audited)
Investment income:
Interest income	$6,395	$4,347	$18,213	$1,706
Total investment income	6,395	4,347	18,213	1,706
Operating expenses:
Interest and other debt financing expenses	940	594	2,908	305
Base management fees	845	702	2,752	318
Incentive fees	702	37	1,544	6
Professional fees	446	278	1,149	76
Administrative service fees	111	102	528	133
General and administrative expenses	167	221	682	78
Total expenses	3,211	1,934	9,563	916
Net investment income	3,184	2,413	8,650	790
Net gain (loss) on investments and secured borrowings:
Net realized gain (loss) on investments	(122)	223	247	-
Net change in unrealized appreciation (depreciation) on investments
and secured borrowings	(550)	(670)	869	160
Net gain (loss) on investments and secured borrowings	(672)	(447)	1,116	160
Net increase in net assets resulting from operations	$2,512	$1,966	$9,766	$950
Per common share data (2):
Net investment income per share - basic and diluted	$0.32	$0.27	$1.13	$0.15
Net increase in net assets resulting from operations per share - basic and diluted	$0.25	$0.22	$1.28	$0.18
Weighted average common shares outstanding - basic and diluted	10,000	8,922	7,624	5,386

(1)	The Company had no substantive operating activities prior to October 24, 2012, the date of its initial public offering.

(2)	Per share data for the period year ended December 31, 2012 calculated for the period from October 24, 2012 (the date of its initial public offering) to December 31, 2012.

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ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC is a leading provider of senior and junior debt and equity co-investments to middle-market companies in the U.S. and Canada. Investment types include unitranche financings, cash flow and enterprise value based loans, acquisition facilities, mezzanine debt, second lien or last-out loans and equity co-investments. Monroe Capital LLC prides itself on its flexible investment approach and its ability to close and fund transactions quickly. Monroe Capital LLC is committed to being a value-added and user-friendly partner to owners, senior management and private equity sponsors. To learn more about Monroe Capital LLC, visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:	Monroe Capital Corporation

Investor Contact:	Aaron D. Peck

Chief Investment Officer and Chief Financial Officer

Monroe Capital Corporation

(312) 523-2363

Email: apeck@monroecap.com

Media Contact:	Kelly Holman

BackBay Communications

(212) 209-3844

Email: kelly.holman@backbaycommunications.com

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